CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 29, 2021, relating to the financial statements and financial highlights of AAF First Priority CLO Bond ETF, a series of Listed Funds Trust, for the period ended July 31, 2021, and to the references to our firm under the heading “Independent Registered Public Accounting Firm (“Auditor”)” in the Combined Proxy Statement and Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 13, 2022